EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-91388), S-4 (File No. 333-66961) and S-8 (File Nos. 2-98858, 33-20734, 33-25698, 33-38121, 33-38122, 33-53747, 33-55501, 333-27211, 333-78935, 333-89977, 333-45904, 333-91354 and 333-106802) of The Kroger Co. of our report dated April 9, 2004, except as to Note 2 as to which the date is April 13, 2005, relating to the financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Cincinnati, Ohio

April 13, 2005